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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of MRV Communications, Inc. (File No. 33-96458), into the Registration Statement on Form S-3 of MRV Communications, Inc. (File No. 333-17537) and into the Registration Statement on Form S-3 of MRV Communications, Inc. (file No. 333-30035) of our reports dated February 7, 1997 included in the Form 10-K/A (Amendment No. 1) of MRV Communications, Inc. for the year ended December 31, 1996.


                                        /s/ Arthur Andersen, LLP
                                        ------------------------
                                        ARTHUR ANDERSEN LLP



Los Angeles, California
August 25, 1997